Exhibit 99.1

INSTEEL INDUSTRIES, INC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020

INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

MOUNT AIRY, N.C., February 14, 2006 – Insteel Industries, Inc. (Nasdaq: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.06 per share on the Company’s common stock payable on April 7, 2006 to shareholders of record as of March 24, 2006.

About Insteel

Insteel Industries is one of the nation’s largest manufacturers of steel wire reinforcing products. The Company manufactures and markets standard and engineered reinforcing solutions for a broad range of concrete construction and industrial applications. Insteel’s concrete reinforcing products business unit manufactures PC strand and welded wire reinforcement products including standard welded wire reinforcement, concrete pipe reinforcement and engineered structural mesh. The Company’s industrial wire products business unit manufactures tire bead wire and other specialty wire products. Headquartered in Mount Airy, North Carolina, Insteel operates seven manufacturing facilities located in the United States.

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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144